Exhibit 12

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
                        UNITED STATES CELLULAR CORPORATION
                        RATIO OF EARNINGS TO FIXED CHARGES


                                                                 Nine Months
                                                                    Ended
                                                             September 30, 2000
                                                             ------------------
                                                          (Dollars in thousands)
EARNINGS
   Income from Continuing Operations before
     income taxes                                            $          356,947
      Add (Deduct):
        Minority Share of Cellular Losses                                  (195)
        Earnings on Equity Method                                       (30,671)
        Distributions from Minority Subsidiaries                         13,567
                                                             ------------------
                                                             $          339,648

      Add fixed charges:
        Consolidated interest expense                                    27,510
        Deferred debt expense                                               586
        Interest Portion (1/3) of Consolidated
          Rent Expense                                                    6,957
                                                             ------------------
                                                             $          374,701
                                                             ==================
FIXED CHARGES
   Consolidated interest expense                                         27,510
   Deferred debt expense                                                    586
   Interest Portion (1/3) of Consolidated
      Rent Expense                                                        6,957
                                                             ------------------
                                                             $           35,053
                                                             ==================

RATIO OF EARNINGS TO FIXED CHARGES                                        10.69
                                                             ==================
   Tax-Effected Preferred Dividends                          $              125
   Fixed Charges                                                         35,053
                                                             ------------------
      Fixed Charges and Preferred Dividends                  $           35,178
                                                             ==================
RATIO OF EARNINGS TO FIXED CHARGES
   AND PREFERRED DIVIDENDS                                                10.66
                                                             ==================
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